EXHIBIT 9

                             JOINT FILING AGREEMENT,
                           DATED AS OF AUGUST 21, 2000

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of IDT Investments Inc., IDT Corporation and Howard S. Jonas on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, par value $0.01 per share, of Net2Phone, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 21st day of August 2000.


                                            IDT INVESTMENTS INC.


                                            By: /s/ Howard Millendorf
                                                --------------------------------
                                            Howard Millendorf
                                            President



                                            IDT CORPORATION


                                            By: /s/ Howard S. Jonas
                                                --------------------------------
                                                Howard S. Jonas
                                                Chief Executive Officer and
                                                Chairman of the Board of
                                                Directors


                                            /s/ Howard S.  Jonas
                                            ------------------------------------
                                            Howard S. Jonas